                                                                   EXHIBIT 10.23

                         CONDITIONAL CONSENT TO SUBLEASE

     ZETRON PROPERTIES, INC., being landlord ("Landlord") under terms of a lease dated April 20, 2000 (the "Master Lease") consents to a sublease (the "Sublease") from BLUE COAT SYSTEMS, INC., formerly Cacheflow, Inc., tenant under the Master Lease ("Tenant"), to MERIT FINANCIAL, INC., a Washington corporation, as sublessee ("Sublessee") subject expressly to Tenant's and Sublessee's written agreement to all of the following:

     1. Nothing contained herein shall be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease,
(ii) any of the Tenant's obligations under the Master Lease, or (iii) any rights or remedies of Landlord under the Master Lease or otherwise or to enlarge or increase Landlord's obligations or Tenant's rights under the Master Lease or otherwise or be construed to waive any present or future breach or default on the part of Tenant or Sublessee under the Master Lease.

     2. Nothing contained herein shall release or discharge the Tenant from any liability under the Master Lease, and Tenant shall remain primarily liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease on the part of Tenant to be performed and observed. Any breach or violation of any provisions of the Master Lease by Sublessee shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision. Tenant shall be obligated to pay Landlord upon demand all reasonable attorneys' fees and other costs resulting from disputes or lawsuits in which Landlord is involved as a consequence of disagreements between Tenant and Sublessee or the bankruptcy or insolvency of Sublessee.

     3. Landlord's consent shall not be construed as a consent by Landlord to any further sublease. Landlord's consent shall be required for any amendment or modification of the Sublease. Sublessee's interest under the Sublease may not be assigned, transferred or encumbered, nor shall the Premises, or any part thereof, be further sublet without the express prior written consent of Landlord.

     4. Tenant shall be and continue to remain liable for all bills and charges incurred by or imposed under the Master Lease for services rendered and materials supplied to the Premises, during the term of the Master Lease.

     5. All of the Initial Tenant Improvements should be performed and completed in accordance with the requirements of Section 16 of the Master Lease, after obtaining all approvals of the Landlord required thereunder.

     6. Tenant shall reimburse Landlord upon demand for Landlord's attorneys' and consultants' fees, charges and other costs incurred in connection with the Sublease, this Consent and the Initial Tenant Improvements which sums shall bear interest at the rate of fifteen percent (15%) per annum from demand until paid.

     7. Sublessee will not permit more than ninety (90) employees to be on site on the Premises at any time unless it has first completed a car pool plan that has been previously approved in writing by Landlord and only so long as it is complying with the terms of such plan and any limits contained thereunder.

     Dated:  October 22,  2002.

                                    LANDLORD

                                    ZETRON PROPERTIES, INC.

                                    By /s/ John Reece
                                      -------------------------------
                                      Its   PRESIDENT
                                         ----------------------------

     Agreed and accepted this 25 day of OCT, 2002.

            TENANT

            BLUE COAT SYSTEMS, INC.

            By /s/ Robert Verheecke
              --------------------------------
              Its     CFO
                 -----------------------------


            SUBLESSEE

            MERIT FINANCIAL, INC.

            By /s/ Scott Greenlaw
              --------------------------------
              Its     President
                 -----------------------------

                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made effective as of the 22 day of October 2002, (the "Effective Date") by and between Blue Coat Systems, Inc., a _________ ("Sublessor"), and Merit Financial, Inc., a Washington corporation ("Sublessee"). Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises situated in the City of Redmond, County of King, State of Washington, consisting of approximately 28,007 square feet of space known as Zetron Headquarters Building, 12034 - 134th Court NE, Suite 200, Redmond, Washington, more particularly set forth on Exhibit "A" hereto (the "Subleased Premises").

                                    ARTICLE 1

                        MASTER LEASE AND OTHER AGREEMENTS

     1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the lease (the "Master Lease") executed on April 20, 2000, between Zetron Properties, Inc, a Washington corporation ("Master Lessor"). Sublessee hereby assumes and agrees to perform the obligations of Lessee under the Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "B" and incorporated herein by this reference. Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee has become obligated hereunder to perform. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason other than for Sublessor's breach, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor or Sublessor to Sublessee. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.

     1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except for Paragraphs 2, 3a, 4, 5, last sentence of Paragraph 6, last sentence in Paragraph 8, 12c, 23, 30, 32, 33, 37, Exhibit C, are incorporated herein and shall be terms and conditions of this Sublease (with each reference therein to "Landlord" or "Lessor", "Tenant" or "Lessee" and "Lease" to be deemed to refer to Sublessor, Sublessee, and Sublease, respectively, as appropriate except the following provisions that are incorporated herein, the reference to Landlord or Lessor shall mean Master Lessor only last sentence in Paragraph 6, 7, 9a, 13d, 18a, 19, 22a, and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease.

     1.3 Obligations of Sublessor. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations. Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Lessor to perform said obligations except for Master Lessor's termination of the Sublessor's interest as Lessee under the Master Lease in the event of Sublessor's breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same. With respect to any obligation of Sublessee to be performed under this Sublease, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two
(2) fewer days to perform. When the Master Lease grants the Master Lessor a specific number of days to perform its obligations thereunder, to the extent Sublessor is obligated to perform such obligations, Sublessor shall have five
(5) additional days to perform. With respect to approval required to be obtained by "Landlord" under the Master Lease, such consent must be obtained from Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained.

                                    ARTICLE 2

                                      TERM

     2.1    Term. The term of this Sublease shall commence on the earlier of
(i) December 1, 2002, or (ii) the date the Sublessee takes possession of the Subleased Premises. This shall be referred to as the "Commencement Date". The term of this Sublease shall end on September 30, 2007, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the "Expiration Date"). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease.

     2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.

     2.3 Sublessor's Inability to Deliver Subleased Premises. In the event Sublessor is unable to deliver possession of the Subleased Premises on or before December 1, 2002, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay pro rated Base Rent for each day at the same rate as that prescribed for the first month of the term.

                                    ARTICLE 3

                                      RENT

     3.1 Rent. Sublessee shall pay to Sublessor each month during the term of this Sublease, rent as set forth in the following schedule, based on 20,000 square feet, rather than the actual square footage of the Subleased Premises, in advance, and on or before the first of each month ("Base Rent"). Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublessor at its business address noted herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.

                               Base Rent Schedule

                      Month               Monthly Base Rent
                      -----               -----------------
                      1 -2                     $      0
                      3 -24                    $ 16,667
                      25-48                    $ 18,333
                      49-57                    $ 20,000

     3.2 Additional Rent. If Sublessor shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, Sublessee shall be liable for its pro rata share (defined herein) of such additional rent or sums. If Sublessee shall procure any additional services from Master Lessor, or if additional rent or other sums are incurred for Sublessee's sole benefit, Sublessee shall make such payment to Sublessor or Master Lessor, as Sublessor shall direct and such charges shall not be pro rated between Sublessor and Sublessee. Any rent or other sums payable by Sublessee under this Article 3 shall constitute and be due as additional rent. Base Rent and additional rent shall herein be referred to as "Rent".

     3.3. Pro Rata Share. Sublessee's pro rata share under this Sublease shall be calculated by multiplying the total additional rent or other charge due by a fraction, the numerator of which shall be the 20,000 square feet and the denominator of which shall be 28,007 square feet. All measurements noted in this Section are included in the Master Lease. Sublessee acknowledges all square footage measurements noted and relied on in this Sublease and the Master Lease are estimates, and no adjustments shall be made based upon any actual measurements which may be made.

     3.4 Pre-Paid Rent. On execution hereof, Sublessee shall pay to Sublessor the amount of Sixteen Thousand Six Hundred Sixty-Seven Dollars ($16,667) in Base Rent and estimated Additional Rent in the amount of Seven Thousand Eight Hundred Dollars ($7,800) for a total of Twenty-Four Thousand Four Hundred Sixty-Seven Dollars ($24,467), which shall be applied to the third month of the Sublease.

                                    ARTICLE 4

                                SECURITY DEPOSIT

     4.1 Security Deposit. Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Twenty Thousand Dollars ($20,000) as and for a Security Deposit to secure Sublessee's full and timely performance of all of its obligations hereunder. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any foreseeable or unforeseeable loss or damage which Sublessor may suffer thereby including, without limitation, any damage that will result in the future through the term of the Sublease, to repair damage to the Subleased Premises, to clean the Subleased Premises at the end of the term or for any loss or damage caused by the act or omission of Sublessee or Sublessee's officers, agents, employees, independent contractors or invitees. Sublessee waives the provisions of and state or federal statute and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublessee may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Subleased Premises. Any such use, application, or retention shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sublessee's failure to do so shall constitute a material breach of this Sublease and in such event Sublessor may elect, among or in addition to other remedies, to terminate this Sublease. Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublessor alone shall be entitled to any interest or earnings thereon and Sublessor shall have the free use of same. If Sublessee fully and faithfully performs all of its obligations hereunder, then so much of the deposit as remains shall be returned to Sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the term hereof, or (ii) Sublessee's surrender of possession of the Subleased Premises to Sublessor.

                                    ARTICLE 5

                         CONDITION OF SUBLEASED PREMISES

     5.1 Condition of the Subleased Premises. Sublessee acknowledges that as of the Commencement Date, the Subleased Premises, and every part thereof, are in good condition and without need of repair, and Sublessee accepts the Subleased Premises "as is", Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Sublessee accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Sublessee acknowledges that neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Sublessee's purposes.

     5.2 Surrender. Sublessee shall keep the Subleased Premises, and every part thereof in good order and repair. In addition to Sublessee's requirements under the Master Lease, Sublessee shall surrender the Subleased Premises in the same condition as received, ordinary wear and tear excepted, provided Sublessee performs all necessary maintenance, repair and cleaning to maintain the Subleased Premises in the condition it was delivered at the Commencement Date.

                                    ARTICLE 6

                                    INSURANCE

     6.1 Sublessee's Insurance. With respect to the Tenant's insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Lessor, Sublessor and any lender as required by Master Lessor.

                                    ARTICLE 7

                USE OF SUBLEASED PREMISES; PARKING; IMPROVEMENTS

     7.1 Use of Subleased Premises. Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, and general office purposes related to real estate mortgage banking, but only to the extent consistent with applicable zoning and legal requirements.

     7.2 Alterations; Improvements. Sublessee shall not make any alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sublessor and of Master Lessor, which consent by Sublessor shall not be unreasonably withheld. Notwithstanding the foregoing, the parties acknowledge that Sublessee intends to perform certain initial tenant improvements ("Initial Tenant Improvements"), which are described and depicted on Exhibit "C" hereto. In executing this Sublease Agreement, Sublessor hereby consents to the Initial Tenant Improvements, which includes the HVAC modifications described in Section 7.3 below. On termination of this Sublease, Sublessee shall remove any or all of such improvements and restore the Subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sublease, reasonable wear and tear excepted or as otherwise instructed in writing [by either Sublessor or Master Lessor.] Should Sublessee fail to remove such improvements and restore the Subleased Premises on termination of this Sublease unless instruction otherwise in writing as set forth above, Sublessor shall have the right to do so, and charge Sublessee therefor.

     7.3 Sublessee Improvement Allowance. Sublessor will provide Sublessee with an initial improvement allowance in an amount not to exceed Thirty Thousand Dollars ($30,000) (the "Allowance"). The proceeds of the Allowance shall be used by Sublessee solely for the costs of HVAC modifications required by the Master Lessor ("HVAC Modifications") which

Sublessee agrees to complete no later than the last day of the second (2) calendar month of the term of this Sublease, and may not be used for any other purpose, including, without limitation for furniture, fixtures and equipment. Sublessee will construct (or cause to be constructed) such HVAC modifications in accordance with the terms of this Sublease and the Master Lease. Sublessor will make payment of all or a portion of the Allowance to Sublessee within 30 days of receipt from Sublessee of a request for payment including documentation of substantial completion of construction and final construction costs and invoices related thereto satisfactory to Sublessor, in Sublessor's reasonable discretion, provided Sublessee is not in default of the terms of this Sublease. The documentation may take the form of, but not be limited to the following: (1) a certificate from Sublessee's architect; and (2) a waiver(s) of all liens for work performed by Sublessee at the Subleased Premises. Sublessor shall be entitled to retain any portion of the Allowance not required to reimburse Sublessee for the HVAC modifications, as referenced above, if such improvements are not completed in accordance with the provisions of this Sublease or if Sublessee defaults on its obligations under this Sublease. With the exception only of Sublessor's obligation to fund the Allowance as that obligation is conditioned and limited by this Sublease, Sublessee hereby acknowledges and agrees that Sublessor shall not be responsible for payment for or performance of any work or improvements necessary for Sublessee's use and/or occupancy of the Subleased Premises.

     7.4 Parking. So long as Sublessee is not in default and subject to the rules and regulations imposed from time to time by Master Lessor or Sublessor, Sublessee shall have the right to the non-exclusive use of all parking spaces allocated to the Subleased Premises under the Master Lease.

                                    ARTICLE 8

                      ASSIGNMENT, SUBLETTING & ENCUMBRANCE

     8.1 Consent Required. Sublessee shall not assign this Sublease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublessor's and Master Lessor's prior written consent. Sublessor's consent shall not be unreasonably withheld provided, however, Sublessor's withholding of consent shall in all events be deemed reasonable if for any reason Master Lessor's consent is not obtained. The consent by Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sublessee (and Sublessee's assignee or subtenant) to obtain the consent of Sublessor and Master Lessor to any different or further assignment or subletting. All Conditions and Standards set forth in the Master Lease regarding assignments and subletting shall apply, and to the extent there is any Bonus Rents, (Rent paid by such assignee or sub-sublessee in excess of Rent paid by Sublessee hereunder) the Bonus Rent shall first be split per the Master Lease and any remaining Bonus Rent shall be paid to Sublessor within five (5) days of receipt by Sublessee.

     8.2    Form of Document. Every assignment, agreement, or sublease shall
(i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Sublessee's obligation hereunder, that the termination of this Sublease shall at Sublessor's sole election, constitute a termination of every such assignment or sublease, and
(ii)
contain such other terms and conditions as shall be reasonably requested or provided by Sublessor's attorneys.

     8.3 No Release of Sublessee. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of Sublessee's obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

     8.4 Default. An involuntary assignment shall constitute a default and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

     8.5 Recapture. Notwithstanding the foregoing, in the event Sublessee requests Sublessor's consent to sublet all or any portion of the Subleased Premises, or to assign this Sublease, Sublessor may in its sole discretion, elect to terminate this Sublease within fifteen (15) days after receipt of Sublessee's request by written notification to Sublessee of such election, in which case the Sublease shall terminate effective thirty (30) days following such election.

                                    ARTICLE 9

                                     DEFAULT

     9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) days after due; (ii) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease; or (iii) Sublessee's failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

     9.2 Sublessor's Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

     9.3. Sublessee's Right to Possession Not Terminated. Sublessor may continue this Sublease in full force and effect, and Sublessor shall have the right to collect rent and other sums when due. During the period Sublessee is in default, Sublessor may enter the Subleased Premises and relet them, or any part of them, to third parties for Sublessee's account and alter or install locks and other security devices at the Subleased Premises. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs in reletting the Subleased Premises, including, without limitation, attorneys' fees, brokers' commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublessor shall be applied to (i) first, any indebtedness from Sublessee to Sublessor other than rent due from Sublessee; (ii) second, all costs incurred by Sublessor in reletting, including, without limitation, brokers' fees or commissions and attorneys fees, the cost of removing and storing the property of Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling, or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Sublessee be entitled to any excess rent received by Sublessor.

     9.4 All Sums Due and Payable as Rent. Sublessee shall also pay without notice or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

     9.5 No Waiver. Sublessor may accept Sublessee's payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Sublessee or receipt by Sublessor of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublessor may accept such check or payment without prejudice of Sublessor's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublessor accepts payments after serving a notice of default, Sublessor may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Sublessee any further notice or demand. Furthermore, the Sublessor's acceptance of rent from Sublessee when the Sublessee is holding over without express written consent does not convert Sublessee's tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublessor of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublessor shall impair such right or remedy or be construed as a waiver thereof by Sublessor. No act or conduct of Sublessor, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Sublessee before the Expiration Date. Only written notice from Sublessor to Sublessee of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublessor's consent to or approval of any act by Sublessee which requires Sublessor's consent or approval shall not be deemed to waive or render unnecessary Sublessor's consent to or approval of any subsequent act by Sublessee.

     9.6 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor thirty (30) days' prior written notice, and Sublessor shall fail to cure said default within said thirty (30) day period, or in the event Sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

     9.7 Notice of Event of Default under Master Lease. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from Master Lessor of an Event of Default or Sublessor's actual knowledge of such impairment.

                                   ARTICLE 10

                            CONSENT OF MASTER LESSOR

     10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless and until Master Lessor signs a consent to this subletting satisfactory to Sublessor and Sublessee.

                                   ARTICLE 11

                               HAZARDOUS MATERIALS

     11.1 Hazardous Materials. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessee shall not store, use, or dispose of any Hazardous Material (as such is defined in the Master Lease) on, under, or about the Subleased Premises;

     11.2 Indemnity. Sublessee shall be solely responsible for and shall defend, indemnify and hold Sublessor and its partners, employees and agents and Master Lessor and its partners, employees and agents harmless from and against all claims, penalties, expenses and liabilities, including attorneys' and consultants' fees and costs, arising out of or caused in whole or in part, directly or indirectly, by or in connection with its storage, use, disposal or discharge of Hazardous Materials whether in violation of this section or not, or Sublessee's failure to comply with and Hazardous Materials law. Sublessee shall further be solely responsible for and shall defend, indemnify and hold Sublessor and Master Lessor harmless from and against any and all claims, costs and liabilities, including attorneys' and consultants' fees and costs, arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessary to return the Subleased Premises to their condition existing prior to Sublessee's storage, use or disposal of the Hazardous Materials on the Subleased Premises. For the purposes of the indemnity provisions hereof, any acts or omissions of Sublessee or by employees, agents, assignees, contractors or subcontractors of Sublessee (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Sublessee. Sublessee's obligations under this section shall survive the termination of this Sublease.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease in
Section 7.1. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.

     12.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.

     12.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Subleased Premises.

     12.4 Holding Over. Sublessee shall have no right to Holdover. If Sublessee does not surrender and vacate the Subleased Premises at Expiration Date of this Sublease, Sublessee shall be a tenant at sufferance and the parties having agreed that the Rent shall be at the greater of (1) the daily rate of one hundred and fifty percent (150%) of the monthly Rent set forth in Article 3, divided by thirty (30) days or (2) the daily rate of one hundred and fifty percent (150%) of the Rent due to Master Lessor from Sublessor under the Master Lease for the Subleased Premises divided by thirty (30) days based on the actual square feet of the Subleased Premises. In connection with the foregoing, Sublessor and Sublessee agree that the reasonable rental value of the Subleased Premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Sublessor and Sublessee acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Subleased Premises on the Expiration Date and that the reasonable rental value established herein is a reasonable estimate of the damage that Sublessor would suffer as the result of the failure of Sublessee to timely surrender possession of the Subleased Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublessor if Sublessee fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublessor accruing therefrom, Sublessee shall indemnify, defend and hold Sublessor harmless from all claims resulting from such failure, including, without limitation, any claims by any third parties based on such failure to surrender and any lost profits to Sublessor resulting therefrom.

     12.5 Signage. Sublessee shall not place any signs on or about the Subleased Premises without Sublessor's and Master Lessor's prior written consent. All signs shall be at Sublessee's sole cost and shall comply with the terms of the Master Lease and with all local, federal and state rules, regulations, statutes, and ordinances at all times during the term hereof. Sublessee acknowledges and agrees that its request for consent to signage shall be limited to building standard signage adjacent to the entry of the Building, directory signage, and monument signage. Sublessee, at Sublessee's cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal.

     12.6 Offer. Preparation of this Sublease by either Sublessor or Sublessee or either parties' agent and submission of same to Sublessor or Sublessee shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

     12.7 Furniture. Sublessee may use certain furniture and furnishings located in the Subleased Premises as set forth on Exhibit D ("Furniture"). Sublessee accepts the Furniture in its "as is" condition and Sublandlord makes no warranty as to the condition of the Furniture or its present or future suitability for Sublessee's purposes. Upon expiration of this Sublease, provided Sublessee has performed all of the terms and conditions under this Sublease and is not otherwise in default hereunder, Sublessor shall transfer title to the Furniture pursuant to a bill of sale as set forth on Exhibit E. In all other events, upon the expiration or earlier termination of the Sublease, Sublessee shall return the Furniture to Sublandlord in the same condition as received, ordinary wear and tear excepted conditioned on the obligation of Sublessee to use the Furniture in a careful and proper manner and to clean and repair the Furniture in the manner necessary to maintain the Furniture in the condition it was initially provided to Sublessee. Sublessee shall be liable for any damage to the Furniture and is solely responsible for all costs associated with the maintenance, cleaning and repair of the Furniture.

     12.8 Due Authority. If Sublessee signs as a corporation, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has been and is qualified to do business in the State of Washington, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Sublessee signs as a partnership, trust or other legal entity, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of Washington and that such entity on behalf of the Sublessee was authorized to do so by any and all appropriate partnership, trust or other actions. Sublessee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Sublessee to enter into this Sublease.

     12.9 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

     12.10 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the payment of the Allowance, all which shall hereinafter be referred to as "Inducement Provisions", shall be deemed conditioned upon Sublessee's full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon any default by Sublessee hereunder, beyond all applicable notice and cure periods, if any, any such Inducement Provisions shall automatically be deemed deleted from this Sublease and of no further force or effect and any rent or other charge abated and all or any portion of the Allowance paid by Sublessor to Sublessee, shall immediately be due and payable from Sublessee to Sublessor, notwithstanding any subsequent cure of said default by Sublessee. The acceptance by Sublessor of rent or the cure of the default which initiated the operation of this paragraph shall not be deemed a waiver by Sublessor of the provisions of this paragraph unless specifically so stated in writing by Sublessor at the time of such acceptance.

                                   ARTICLE 13

                              BROKER'S COMMISSIONS

     13.1 Commission. Sublessor and Sublessee represent and warrant to each other that each has dealt with the following brokers: Broderick Group (Sublessor's Broker) and Insignia Kidder Matthews (Sublessee's Broker) and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not identified above as Sublessor's Broker or Sublessee's Broker. The Commission to the Brokers is pursuant to separate agreement.

                                   ARTICLE 14

                               NOTICE AND PAYMENTS

     14.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

            Sublessor at: _______________________________________________

            _____________________________________________________________

            Sublessee at the Subleased Premises, whether or not Sublessee has abandoned or vacated the Subleased Premises or notified the Sublessor of any other address, with a copy to: ________

     14.2 When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures.

                                   ARTICLE 15

                            ATTORNEYS' FEES AND COSTS

     15.1 Sublessor Made Party to Litigation. If Sublessor becomes a party to any litigation brought by someone other than sublessee and concerning this Sublease, the Subleased Premises, or Sublessee's use and occupancy of the Subleased Premises to the extent, based upon any real or alleged act or omission of Sublessee or its authorized representatives, Sublessee shall be liable to Sublessor for reasonable attorneys' fees and court costs incurred by Sublessor in the litigation.

     15.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sublessee under this Sublease, to recover rent, to terminate the tenancy of Sublessee at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgement or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublessor in such action or proceeding.

     15.3 Sublessor's Costs. In any case where Sublessee requests permission from Sublessor to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Sublessee shall pay to Sublessor a reasonable administrative charge and Sublessor's reasonable attorney's fees incurred by Sublessor in reviewing such request.

                                   ARTICLE 16

                                    EXHIBITS

     16.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease on the date first set forth above.

SUBLESSOR                                    SUBLESSEE

Blue Coat Systems, Inc.,                     Merit Financial, Inc.,
a Delaware Corporation                       a Washington corporation


---------------------------------            ---------------------------------

By:  /s/ Robert Verheecke                    By:  /s/ Scott Greenlaw
     ----------------------------                 ----------------------------
Its: CFO                                     Its: President


---------------------------------            ---------------------------------
By:                                          By:
   ------------------------------               ------------------------------

Its:                                         Its:
    -----------------------------                -----------------------------

                                    EXHIBIT A

                               SUBLEASED PREMISES

                                    EXHIBIT B

                                  MASTER LEASE

                                    EXHIBIT C

                           INITIAL TENANT IMPROVEMENTS

                                    EXHIBIT C

                           INITIAL TENANT IMPROVEMENTS

     The attached floorplan indicates the following Initial Tenant Improvements:

     1.     Install dust filters on all air returns.

     2. Demolish existing server room walls per floorplan. Save existing windows for reuse.

     3.     Remove existing Stultz units on South side to storage.

     4.     Move existing Stultz units from North side to South side.

     5.     Preserve existing CVT in newly defined server room.

     6. Replace ceiling grid as required. Maintain continuous alignment across entire open office area.

     7. Reposition existing lights and install any additional fixtures necessary to maintain standard lighting plan over new open office area.

     8.     Add necessary heating to hydronic closed loop system.

     9. Add necessary VAV boxes and registers for anticipated occupancy in new open area and in newly defined server room.

     10. Construct new wall to structure on grid line 4. Position windows in wall where indicated.

     11. Remove existing CVT flooring to eliminate tripping hazard and install carpet per building standards in new open area.

     12. Install two doors per building standard (to match existing) in Lobby area.

     13. When tenant furniture is installed, ensure service access (4 feet clear) is maintained to closed ref D4 and remaining Stultz units ref D5.

[GRAPHIC APPEARS HERE]

                                    EXHIBIT D

                                    FURNITURE

                                    EXHIBIT E

                                  BILL OF SALE

                                       -1-